EXHIBIT 23.0
                   RECKSON MANAGEMENT GROUP, INC. 401(K) PLAN


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-38816), pertaining to the Reckson Management Group, Inc. 401(k) Plan, of our report dated June 28, 2000, with respect to the financial statements and supplemental schedules of the Reckson Management Group, Inc. 401(k) Plan included in this Annual Report (Form 11-K) for the years ended December 31, 1999 and 1998.


                                                           /s/ Ernst & Young LLP


New York, New York
November 15, 2000